Exhibit 99.1

FOR IMMEDIATE RELEASE

NORTHWEST AIRLINES EMERGES AS A STRONGER,

GLOBALLY FOCUSED CARRIER

Company rings opening bell on NYSE

EAGAN, Minn. – (May 31, 2007) –Thirteen Northwest Airlines (NYSE: NWA) employees rang the opening bell today on the New York Stock Exchange (NYSE), signaling the completion of the airline’s restructuring process as well as its recommitment to customers and employees.

The thirteen employees, representing the company’s various work groups, are recipients of the President’s Award, the highest honor bestowed on a Northwest Airlines employee.  Nominated by their peers, the President’s Award winners were recognized for their ongoing dedication to Northwest and its customers.

Assisting the employees on the NYSE bell podium was Doug Steenland, Northwest Airlines president and chief executive officer. After ringing the opening bell, the Northwest CEO made the first “buy” of new “NWA” common stock.

“Today is a landmark day in the 81 year history of Northwest Airlines. We have successfully repositioned the company as a stronger, globally-focused airline with a great route network, a revitalized fleet, a competitive cost structure and a recapitalized balance sheet,” Steenland said.

“Going forward, we intend to build on our core assets and increase our focus on our customers and employees.”

Discussing the airline’s fleet, Steenland said, “We are continuing to spend more than $6 billion to renew our fleet. Our international fleet now features the Airbus A330, which replaced the DC10 on European and Asian routes. We are proud to be the first North American carrier to operate the new Boeing 787, which we plan to place into commercial service in the fall of 2008.”

“Domestically, we will be introducing the first of 72, dual-class regional jetliners to our customers next week. These new, fuel-efficient jets, which will be flown by Northwest subsidiaries Compass Airlines and Mesaba Airlines, allow us to offer first class seating to more customers while permitting Northwest to open up new routes that were not feasible to operate with larger aircraft.”

Discussing the airline’s route network, the Northwest CEO added, “While Northwest has one of the largest U.S., Canadian and Asia Pacific route networks, we continue to expand our reach through our joint venture partnership with KLM Royal Dutch Airlines and the SkyTeam alliance. In addition, our domestic marketing agreements with Alaska Airlines, Continental and Delta allow us to offer unparalleled schedule convenience to our customers.”

“One of our key focus areas is the continual improvement of our customers’ travel experiences. We plan to spend at least $50 million during the year on product enhancements that we believe our customers will value.”

Steenland added, “We believe the work that was accomplished during our restructuring: achieve a competitive cost structure, develop a more efficient business model and recapitalize our balance sheet will clearly benefit our shareowners.  We believe that we have a viable business plan that will continue to deliver profits in the future.”

Discussing employees, the company’s most important asset, Steenland added, “The past 20 months of restructuring, with all the change that the restructuring process entailed, has certainly been difficult for our employees. However, over the past year and a half, NWA’s employees have continued to deliver excellent service to our customers.  Without the assistance of our employees, we could not have completed our restructuring in near-record time.”

“Because of their involvement, I am pleased that our employees are already realizing financial benefit in the forms of unsecured claims and profit sharing. In total, we hope to be able to share with employees some $1.6 billion through unsecured claims and profit sharing payments through 2010.”

RESTRUCTURING

On May 18, Northwest completed its restructuring process when Judge Allan L. Gropper of the U.S. Bankruptcy Court for the Southern District of New York signed the order confirming Northwest’s Plan of Reorganization. On May 9, Northwest had announced that 98.4 percent of the dollar amount of claims that voted and 96.9 percent of the airline’s creditors who voted, approved the Northwest Plan.

In preparation for its emergence, the company had announced a new board of directors and it was approved to trade its new common stock on the New York Stock Exchange under the ticker symbol “NWA.”

Trading on the NYSE commenced May 21, on a “when issued” basis (Ticker Symbol: NWA WI). The company began “regular way” trading on May 31, 2007.

Northwest emerged from Chapter 11 protection earlier today after meeting the closing conditions of the Plan and receiving the proceeds from its $750 million new equity rights offering.

In accordance with Northwest’s prior announcements, and as required by the Plan of Reorganization approved by the Bankruptcy Court, the outstanding common stock traded under the ticker symbol NWACQ.PK, and the preferred stock of the company has been cancelled for no consideration, and, therefore, the company’s former stockholders no longer have any interest as stockholders in the company.

FORWARD-LOOKING STATEMENTS

Certain of the statements made in this news release are forward-looking and are based upon information available to the Company on the date hereof. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby identifying important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of the Company. Any such statement is qualified by reference to the following cautionary statements. The Company believes that the material risks and uncertainties that could affect the outlook of an airline operating under Chapter 11 and in a global economy include, among others, the ability of the Company to continue as a going concern, the ability of the Company to obtain and maintain any necessary financing for operations and other purposes, the ability of the Company to maintain adequate liquidity, the ability of the Company to absorb escalating fuel costs, the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time, the ability of the Company to consummate a plan of reorganization with respect to its Chapter 11, the ability of the Company to operate pursuant to the terms of its financing facilities (particularly the related financial covenants), the ability of the Company to attract, motivate and/or retain key executives and associates, the future level of air travel demand, the Company’s future passenger traffic and yields, the airline industry pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the United States and other regions of the world, the price and availability of jet fuel, the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about SARS, Avian flu or other influenza or contagious illnesses, labor strikes, work disruptions, labor negotiations both at other carriers and the Company, low cost carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuations, inflation and other factors discussed herein. Additional information with respect to these factors and other events that could cause differences between forward-looking statements and future actual results is contained in “Item 1. Business — Risk Factors Related to Northwest and the Airline Industry” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. We undertake no obligation to update any forward looking statements to reflect events or circumstances that may arise after the date of this release. Developments in any of these areas, as well as other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings, could cause the Company’s results to differ from results that have been or may be projected by or on behalf of the Company.

Northwest Airlines is one of the world’s largest airlines with hubs at Detroit, Minneapolis/St. Paul, Memphis, Tokyo and Amsterdam, and approximately 1,400 daily departures.  Northwest is a member of SkyTeam, an airline alliance that offers customers one of the world’s most extensive global networks.  Northwest and its travel partners serve more than 900 cities in excess of 160 countries on six continents.

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For more information pertaining to Northwest, media inquiries can be directed to Northwest Media Relations at (612) 726-2331 or to Northwest’s Web site at www.nwa.com.